Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 310 (Insured), National Trust 311, Maryland Trust 126, New Jersey Trust 157 and New York Trust 210:

We consent to the use of our report dated June 27, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
June 27, 2002